Exhibit 99.1

FORM OF PROXY CARD

REVOCABLE PROXY

CHARTER BANK

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 11, 2019.

The undersigned hereby appoints William J. Hough, Sr. and Gregory E. Cronin, or either of them with individual power of substitution, proxies to vote all shares of the common stock (the “Common Stock”) of Charter Bank (the “Bank”) held of record by the undersigned at the close of business on July 30, 2019 at the Special Meeting of Shareholders of the Bank on September 11, 2019, at 4:00 p.m. local time, at the Bank’s Ocean Springs Branch, which is located at 2702 Bienville Boulevard, Ocean Springs, Mississippi 39564, and at any adjournment or postponement thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT AS INSTRUCTED PURSUANT TO THIS PROXY CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED BELOW.

Proposal 1: The approval of the Agreement and Plan of Merger dated May 21, 2019, by and among Citizens Holding Company, The Citizens Bank of Philadelphia, and the Bank (the “Merger Agreement”).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2: To adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Merger Agreement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE SIGN AND DATE BELOW AND RETURN THIS PROXY PROMPTLY TO THE BANK IN THE ENVELOPE FURNISHED.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. Please mark, date, and sign as your name appears on your stock certificate(s) and return this proxy card in the enclosed envelope. If acting as an executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the shareholder is a corporation, limited liability company, partnership or other entity or trust, please so indicate and execute on behalf of such entity by a duly authorized officer, partner, trustee, or other person. If the shares are held jointly, each joint shareholder must sign.

Dated:                     , 2019

If an individual:

(Signature of Shareholder)

Print Name:

(Signature of Joint Shareholder, if any)

Print Name:

If an entity or trust:

Name of Entity/Trust:

Signature:

Print Name:

Title: